Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluence Energy, Inc. 2021 Incentive Award Plan of our reports dated November 25, 2025, with respect to the consolidated financial statements of Fluence Energy, Inc. and the effectiveness of internal control over financial reporting of Fluence Energy, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

March 12, 2026